UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 27, 2021

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, Sanjay Shah notified Beyond Meat, Inc. (the “Company”) that he is stepping down as the Company’s Chief Operating Officer effective immediately. Mr. Shah’s responsibilities will be performed by Jonathan P. Nelson, the Company’s current Vice President, NA Manufacturing Operations, while the Company conducts a search for Mr. Shah’s replacement.
Mr. Nelson, age 56, has served as the Company's Vice President, NA Manufacturing Operations since May 2021. Prior to joining the Company, from March 2021 to May 2021, Mr. Nelson served as Chief Executive Officer of JP Nelson Consulting, a private consulting firm. From January 2012 to January 2021, Mr. Nelson served in various roles with SunOpta, Inc. (NASDAQ: STKL), a global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production, including as Vice President, Operations - Ingredients from January 2012 to March 2016, and Vice President, Operations - Plant Based Food and Beverage from March 2016 to January 2021. Prior to that, Mr. Nelson held various positions with Pactiv Corporation, part of Pactiv Evergreen Inc. (NASDAQ: PTVE), a manufacturer of fresh food and beverage packaging, having served as Operations Manager from June 2000 to June 2002 and Plant Manager II from June 2002 to February 2012. Mr. Nelson began his career with Waldorf Corporation, now part of WestRock Company (NYSE: WRK), a corrugated packaging company, working in continuous improvement, engineering and quality. Mr. Nelson received his BS in Paper Science and Engineering from the University of Minnesota, and his MBA from the University of Mary.
Mr. Nelson's compensation will not change in connection with his increased responsibilities.
In connection with performing this role, Mr. Nelson will enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 9, 2019. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Nelson for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.
There is no arrangement pursuant to which Mr. Nelson was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L Witteman
Teri L. Witteman
Chief Legal Officer and Secretary

Date: September 2, 2021